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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): October 10, 2003



                            Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                       1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
          (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------



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Item 5.  Other Events and Regulation FD Disclosure.

On October 10, 2003, the Registrant completed the offering and sale of $500 million of 7.25% Senior Notes due 2013. The 7.25% Senior Notes were issued under an Indenture dated as of January 1, 1988 between the Registrant and The Bank of New York, as trustee (the "Trustee"), as supplemented by a First Supplemental
Indenture thereto dated as of September 6, 1991, a Second Supplemental Indenture thereto dated as of September 20, 1991, a Third Supplemental Indenture thereto dated as of January 26,
1993, a Fourth Supplemental Indenture thereto dated as of March 1, 1993 and a Fifth Supplemental Indenture thereto dated as of October 10, 2003 (as so supplemented, the "Indenture"). The foregoing offering of senior notes was made pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-108562); and the Registrant has filed with the Securities and Exchange Commission a final Prospectus Supplement pursuant to Rule 424(b)(2) under the Securities Act of 1933 relating to such offering. The Registrant is filing as exhibits to this Current Report on Form 8-K certain agreements and instruments related to the foregoing transaction, and the pro forma ratio of earnings to fixed charges, which was calculated to reflect this transaction and the concurrent sale, in a private placement to qualified institutional buyers, pursuant to Rule
144A under the Securities Act of 1933, of the Registrant's
3.375% Convertible Senior Notes due 2033, as the combined proceeds from both offerings will be used to retire debt presently outstanding. These documents are listed on the exhibit list under Item 7 of this Form 8-K.


Item 7.  Financial Statements and Exhibits


Exhibit No.

(1)   Underwriting Agreement, dated October 7, 2003, among
      Eastman Kodak Company and Citigroup Global Markets Inc. and Lehman Brothers Inc., acting severally on behalf of themselves and the other several underwriters named therein, relating to the offering and sale of $500 million of 7.25% Senior Notes due 2013.

(4) H.  Form of the 7.25% Senior Notes due 2013.

(99)  Computation of Pro Forma Ratio of Earnings to Fixed Charges.


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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ James M. Quinn
                                             ------------------------
                                             Name: James M.Quinn
                                             Title: Assistant General
                                                    Counsel, Secretary

Date:  October 10, 2003